UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 15, 2006, NiSource Finance Corp. entered into a new $300 million Revolving Credit Agreement (the “Revolving Credit Agreement”) with Dresdner Bank, AG, New York and Grand Cayman Branches. Dresdner Bank, AG, New York and Grand Cayman Branches served as Sole Lead Arranger, Sole Book Runner and Administrative Agent. NiSource Inc. is the Guarantor under the Agreement. The purpose of the new Credit Facility is to fund the Company’s ongoing working capital requirements and for general corporate purposes. A copy of the Revolving Credit Agreement is attached to this Current Report as Exhibit 10.1.
Pricing under the new three month facility will be based on LIBOR. The Revolving Credit Agreement includes one financial covenant, a Maximum Debt-to-Capitalization covenant, set at 70%.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
Number	Description

10.1	$300 Million Revolving Credit Agreement, dated November 15, 2006 among NiSource Finance Corp., Dresdner Bank, AG, New York and Grand Cayman Branches. Dresdner Bank, AG, New York and Grand Cayman Branches served as Sole Lead Arranger, Sole Book Runner and Administrative Agent.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: November 17, 2006	By:	/s/ Jeffrey W. Grossman

Jeffrey W. Grossman
Vice President and Controller

Exhibit
Number	Description

10.1	$300 Million Revolving Credit Agreement, dated November 15, 2006 among NiSource Finance Corp., Dresdner Bank, AG, New York and Grand Cayman Branches. Dresdner Bank, AG, New York and Grand Cayman Branches served as Sole Lead Arranger, Sole Book Runner and Administrative Agent.